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                                                                    EXHIBIT 4.25

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                           CREDIT AGREEMENT AMENDMENT
                          (FACILITY B LETTER OF CREDIT)
                             (Dated: May 12, 2003)

                                    BETWEEN:

                        ---------------------------------

                               TELVENT CANADA LTD.

                                     - AND -

        LASALLE BUSINESS CREDIT, A DIVISION OF ABN AMRO BANK N.V., CANADA
                                     BRANCH

                        ---------------------------------

                                BAKER & MCKENZIE
                                   SUITE 2600
                              255 - 5TH AVENUE S.W.
                                CALGARY, ALBERTA
                                     T2P 3G6

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                                TABLE OF CONTENTS

                                             ARTICLE 1.
INTERPRETATION ............................................................................    Page 1
    SECTION 1.1  DEFINITIONS ..............................................................    Page 1

                                             ARTICLE 2.
LETTER OF CREDIT FACILITY AMENDED .........................................................    Page 2
    SECTION 2.1  ADDITION OF FACILITY B LETTER OF CREDIT ..................................    Page 2

                                             ARTICLE 3.
VERIFICATION OF TELVENT CONTRIBUTION ......................................................    Page 3
    SECTION 3.1  CONFIRMATION OF TELVENT FUNDING BY THE BORROWER............................   Page 3

                                             ARTICLE 4.
CREDIT AGREEMENT IF FULL FORCE ............................................................    Page 4
    SECTION 4.1  CREDIT AGREEMENT OTHERWISE UNAMENDED .....................................    Page 4
    SECTION 4.2  AMENDMENT PURSUANT TO CREDIT AGREEMENT ...................................    Page 4

                                             ARTICLE 5.
MISCELLANEOUS .............................................................................    Page 4
    SECTION 5.1  GOVERNING LAW ............................................................    Page 4
    SECTION 5.2  CONSENT TO JURISDICTION ..................................................    Page 4
    SECTION 5 3  BENEFIT OF THE AGREEMENT .................................................    Page 4
    SECTION 5.4  SEVERABILITY .............................................................    Page 5
    SECTION 5.5  AMENDMENTS AND WAIVERS ...................................................    Page 5
    SECTION 5 6  BINDING EFFECT ...........................................................    Page 5
    SECTION 5.7  TIME OF THE ESSENCE ......................................................    Page 5
    SECTION 5.8  COUNTERPARTS .............................................................    Page 5

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                       CREDIT FACILITY AMENDING AGREEMENT

      THIS AGREEMENT MADE as of May 12, 2003.

BETWEEN:

            TELVENT CANADA LTD., a Corporation, incorporated under the Laws of Canada, and having an office in the City of Calgary in the Province of Alberta (herein referred to as the "Borrower")

                                                               OF THE FIRST PART

                                     - and -

            LASALLE BUSINESS CREDIT, A DIVISION OF ABN AMRO BANK N.V., CANADA BRANCH, a Canadian Branch of a Foreign Bank, under the Bank Act (Canada), and having an office in the City of Toronto in the Province of Ontario (herein referred to as the "Bank")

                                                              OF THE SECOND PART

      WHEREAS the Borrower and the Bank entered into the Credit Agreement;

      AND WHEREAS the Borrower and the Bank wish to amend the Credit Agreement to provide for the issue of a Letter of Credit under Facility B.

      NOW THEREFORE, in consideration of the terms, covenants, conditions and provisions hereof, given or made by each party hereto, to or in favour of all or any of the other parties hereto, and other good and valuable consideration (receipt and sufficiency whereof is hereby acknowledged by each party receiving the same) the parties hereto mutually covenant and agree as follows.

                                   ARTICLE 1.
                                 INTERPRETATION

      SECTION 1.1 DEFINITIONS

      In this Agreement, capitalized expressions used herein shall have the meanings given them in the Credit Agreement and in this Agreement, unless something in the subject matter or context is inconsistent therewith:

"CREDIT AGREEMENT" means the credit agreement dated May 2, 2003 between the Borrower and the Bank, as the same may be amended from time to time.

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                                                                          Page 2

                                   ARTICLE 2.
                        LETTER OF CREDIT FACILITY AMENDED

SECTION 2.1 ADDITION OF FACILITY B LETTER OF CREDIT

       2.1.1 Effective as of the date hereof, Section 9.1 of the Credit Agreement is hereby amended by replacing that Section with the following:

        "SECTION 9.1   OBLIGATION To ISSUE LETTERS OF CREDIT

            Subject to the terms and conditions of this Agreement and the Master Letter of Credit Agreement, and in reliance upon the representations, warranties and covenants of the Borrower herein set forth, the Bank hereby agrees to issue for the account of the Borrower:

      9.1.1 one or more Letters of Credit in respect of Facility A denominated in Canadian Dollars or U.S. Dollars in accordance with this Article, from time to time during the period, commencing on the Closing Date and ending on the 6th Banking Day prior to the termination of the obligation of the Bank to fund Advances hereunder; and

      9.1.2 a single Letter of Credit in respect of Facility B, in the maximum amount of U.S. $2,100,000, in accordance with this Article, commencing on a date mutually agreed upon by the Borrower and the Bank and having a draw date ending on February 24, 2004."

      2.1.2 Effective as of the date hereof, Section 9.2 of the Credit Agreement is hereby amended by replacing that Section with the following:

        "SECTION 9.2   TYPES AND AMOUNTS

Notwithstanding the foregoing, the Bank shall not have any obligation to:

      9.2.1 issue or amend any Letter of Credit in respect of amounts advanced under Facility A if on the date of issuance or amendment, before or after giving effect to the Letter of Credit requested hereunder:

        (a) the amount of the Obligations in respect of Facility A at such time would exceed the amount permitted by Section 2.11, at such time, or

        (b) the aggregate outstanding amount of the L/C Obligations would exceed U.S. $2,000,000, or the Equivalent Amount in Canadian Dollars, calculated as of the date of issuance of any Letter of Credit; or

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                                                                          Page 3

      9.2.2 issue or amend any Letter of Credit in respect of amounts advanced under Facility B if on the date of issuance or amendment, before or after giving effect to the Letter of Credit requested hereunder:

        (a) the amount of the Obligations in respect of Facility B at such time would exceed the amount permitted by Section 2.11, at such time, or

        (b) the aggregate outstanding amount of the L/C Obligations would exceed U.S. $2,100,000, or the Equivalent Amount in Canadian Dollars, calculated as of the date of issuance of any Letter of Credit;

        (c) the terms thereof permit any draw thereunder if the amount required to be contributed to the Borrower by Telvent has not then been made in accordance with Subsection 2.5.1 of the Credit Agreement; or"

      9.2.3 issue or amend any Letter of Credit which has an expiration date later than the date which is the earlier of:

           (a)   1 year after the date of issuance thereof, or

           (b) 5 Banking Days immediately preceding the termination of the obligation of the Bank to fund Advances hereunder;

        Provided, That any Letter of Credit with a one year tenor may provide for the renewal thereof for additional one year periods, which in no event shall extend beyond the date referred to in clause 9.2.3.(b) above."

                                   ARTICLE 3.
                      VERIFICATION OF TELVENT CONTRIBUTION

      SECTION 3.1 CONFIRMATION OF TELVENT FUNDING BY THE BORROWER

      The Borrower covenants and agrees with the Bank that is shall forthwith notify in writing the Bank and ABN AMRO BRANCH, Madrid Branch, Madrid, Spain, of the satisfaction of the condition set forth in Subsection 2.5.1 of the Credit Agreement and shall provide to the Bank the independent confirmation thereof, in form reasonably satisfactory to the Bank that such funding has been made by Telvent.

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                                                                          Page 4

                                   ARTICLE 4.
                         CREDIT AGREEMENT IF FULL FORCE

      SECTION 4.1 CREDIT AGREEMENT OTHERWISE UNAMENDED

      Except as specifically herein provided, the Credit Agreement remains unamended and in full force and effect as at the date hereof.

      SECTION 4.2 AMENDMENT PURSUANT To CREDIT AGREEMENT

      This Agreement constitutes an amendment within the meaning of Section
18.10 of the Credit Agreement.

                                   ARTICLE 5.
                                  MISCELLANEOUS

      SECTION 5.1 GOVERNING LAW

      This Agreement shall be conclusively deemed to be a contract made under, and shall for all purposes be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada therein applicable to contracts made in and to be wholly performed in such Province, without prejudice to or limitation of any other rights or remedies available under the laws of any jurisdiction where property or assets of the Borrower may be found.

      SECTION 5.2 CONSENT To JURISDICTION

      5.2.1 The Borrower hereby irrevocably submits to the jurisdiction of any Alberta court sitting in Calgary in any action or proceeding arising out of or relating to this Agreement and the Security Documents and hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such Alberta court. The Borrower hereby consents to service upon it at its address set out in Section 18.2 of the Credit Agreement of copies of the statement of claim and any process issued in respect of any such action or proceeding. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

      5.2.2 Nothing in this Section shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any action or proceeding against the Borrower or its property in the courts of other jurisdictions.

      SECTION 5.3 BENEFIT OF THE AGREEMENT

      This Agreement shall enure to the benefit of and be binding upon the Borrower and the Bank, and their respective successors and permitted assigns.

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                                                                          Page 5

      SECTION 5.4 SEVERABILITY

      Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 5.5 AMENDMENTS AND WAIVERS

      Except as otherwise specifically provided herein, any provision of this Agreement may be amended only by the Borrower and the Bank in writing and may be waived only if the Bank so agrees in writing. Any such waiver and any consent by the Bank under any provision of this Agreement may be given subject to any conditions thought fit by the Bank. Any waiver or consent shall be effective only in the instance and for the purpose for which it is given.

      SECTION 5.6 BINDING EFFECT

      This Agreement shall become effective when it shall have been executed by the Borrower and the Bank and thereafter shall be binding upon and enure to the benefit of the Borrower and the Bank and their respective successors and assigns. The Borrower shall not assign its rights and obligations hereunder or any interest herein without the prior consent of all the Bank.

      SECTION 5.7 TIME OF THE ESSENCE

      Time shall be of the essence of this Agreement.

      SECTION 5.8 COUNTERPARTS

      This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and

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                                                                          Page 6

it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

      IN WITNESS WHEREOF the Parties hereto have duly executed this Agreement as of the date first above written.

TELVENT CANADA LTD.                   LASALLE BUSINESS CREDIT, A DIVISION OF ABN
                                      AMRO BANK N.V., CANADA BRANCH

/s/ Steve Aasen                       /s/ Keith Hughes
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/s/ Cameron Demcoe                    /s/ Darcy Mack
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